UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2017

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida		33407
(Address of Principal Executive Offices)		(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On May 31, 2017 Solitron Devices, Inc. (“Solitron” or the “Company”) announced that it expected to take an inventory charge due to excess and obsolescence (“E&O”) and wafer yield loss that would result in year-end inventory being approximately $2.7 million. The Company is announcing that as of July 21, 2017, it believes it has completed its work on allocating the charge to the proper periods. As part of management's review, it has been determined, subject to review by the Company's auditors, that the E&O component of the inventory charge is expected to be approximately $200,000 higher due to a revision in inventory policy to reserve all wafers that are not directly tied to existing orders. In addition, it was determined, subject to review by the Company’s auditors, that an additional charge of approximately $200,000 was necessary for excess raw materials (material in excess of two years average use). Approximately three-fourths of the E&O charge for excess raw materials relates to raw materials purchased prior to calendar year 2014. Management's current estimate of year-end inventory as of February 28, 2017, is approximately $2.3 million.

Section 3 – Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing.

On July 17, 2017, the trading of the common stock of Solitron was moved from the OTCQB marketplace to the OTC Pink marketplace due to the Company’s failure to remain within the continued standards as found in Section 2 of the OTCQB Eligibility Standards by not filing its Form 10-K for the year ended February 28, 2017 within forty-five days of its due date. The Company received notice from the OTC Markets Group regarding the move to the OTC Pink marketplace on July 14, 2017. The stock still trades under the symbol “SODI.” The Company intends to reapply for listing on the OTCQB marketplace once it has filed with the Securities and Exchange Commission all applicable periodic filings.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

The information set forth under "Item 2.02 Results of Operations and Financial Condition" of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

July 21, 2017	By:	/s/ Tim Eriksen
Chief Executive Officer and Interim Chief Financial Officer

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